Exhibit 10.2

AMENDMENT TO MASTER LEASE

AMENDMENT NO. 2

TO MASTER EQUIPMENT LEASE NO. 2017-223 (“Master Lease”)

DATED AS OF 3/31/2017

BETWEEN NFS Leasing, Inc. (“Lessor”)

AND GlyEco, Inc. and Recovery Solutions & Technologies, Inc. (Each an “Individual Lessee” and collectively the “Lessee”)

This Amendment is made part of and modifies the Master Lease between Lessee and Lessor. Capitalized terms used but otherwise not defined herein shall have the meaning ascribed to them in the Master Lease. To the extent of any conflict between this Amendment and the terms and conditions of the Master Lease, this Amendment shall prevail.

Lessee and Lessor agree to the following:

1.	Due to the legal change of name by Lessee Recovery Solutions & Technologies, Inc., the Master Lease and each Equipment Lease Schedule thereunder are hereby amended by replacing the legal name “Recovery Solutions & Technologies, Inc.” with the legal name “GlyEco West Virginia, Inc.” in all instances where the former name shall appear.

2.	In order to create a cross-default provision under the Master Lease on account of the Royalty Agreement entered into between Lessee and Lessor on May 23, 2019, Section 9 of the Master Lease is hereby amended to add an additional Event of Default, 9(j), as follows: “(j) Lessee defaults under that certain Royalty Agreement entered into between Lessee and Lessor on May 23, 2019.”

3.	Due to Lessee having been assigned a new physical address by the United States Postal Service, “6100 Fairlawn Ave., Institute, WV 25112” shall be replaced with “1620 1st Ave. S, Nitro, WV 25143” in all places where the former shall appear.

4.	Due to Lessee having been assigned a new physical address by the United States Postal Service, “6600 Fairlawn Ave., Institute, WV 25112” shall be replaced with “1620 1st Ave. S, Nitro, WV 25143” in all places where the former shall appear.

5.	Due to Lessee having been assigned a new mailing address by the United States Postal Service, “PO Box 10112, Rock Hill, SC 29731” shall be replaced with “P.O. Box 387, Institute, WV 25112” in all places where the former shall appear.

Except as amended hereby, the Master Lease is restated and shall remain in full force and effect.

LESSOR: NFS Leasing, Inc. By: _____________________________________ Name: Mark Blaisdell Title: Chief Financial Officer / Chief Credit Officer Date: ____________________________________

LESSEE: GlyEco, Inc. and GlyEco West Virginia, Inc.

Individual Lessee: GlyEco, Inc.

By: ______________________________________

Name:____________________________________

Title: _____________________________________

Date: _____________________________________

Individual Lessee: GlyEco West Virginia, Inc.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Date: _____________________________________